Exhibit 99.1

EQT Midstream Partners Reports Third Quarter 2013 Results

PITTSBURGH--(BUSINESS WIRE)--October 24, 2013--EQT Midstream Partners, LP (NYSE: EQM), an EQT Corporation (EQT) company, today announced third quarter 2013 financial and operating results. Net income for the quarter totaled $27.7 million and adjusted EBITDA was $33.1 million. Distributable cash flow was $29.2 million for the quarter. Operating income was $27.6 million, or 67% higher than the same quarter last year. The non-GAAP financial measures are reconciled in the Non-GAAP Disclosures section below.

EQT Midstream Partners, LP (Partnership) acquired the Sunrise Pipeline (Sunrise) from EQT on July 22, 2013. The Partnership’s third quarter results include Sunrise and prior period financials have been recast to account for the Sunrise acquisition.

For the third quarter, operating revenues increased $11.4 million, or 33%, compared to the same quarter last year. The increase was primarily due to increased contracted transmission capacity associated with Sunrise and the Blacksville compressor station and higher system throughput related to growth in Marcellus Shale development. Operating expenses increased $0.3 million versus the third quarter of 2012.

Operating revenues are seasonal, and based on utility customer contracts, are currently expected to be about $2 million per quarter higher in the first and fourth quarters of each year.

Quarterly Distribution

The Partnership announced a quarterly cash distribution of $0.43 per unit for the third quarter of 2013. The distribution will be paid on November 14, 2013 to all unitholders of record at the close of business on November 4, 2013. The quarterly cash distribution is $0.03 per unit or 8% higher than the second quarter 2013 and $0.08 per unit or 23% higher than the third quarter 2012.

Guidance

The Partnership expects 2013 full-year adjusted EBITDA and distributable cash flows to be near the high-end of the previously provided guidance, or $118 million and $100 million, respectively.

CAPITAL EXPENDITURES

Expansion

Third quarter expansion capital expenditures totaled $20.7 million, of which $12.6 million related to the Low Pressure East Pipeline project, $5.3 million related to the Jefferson compressor expansion project, and the remainder related to new interconnects and dehydration upgrades.

The Partnership forecasts expansion capital expenditures of $45 million to $50 million for 2013. Approximately $25 million is for the Low Pressure East Pipeline project, which upgrades nearly 26 miles of existing pipeline in Greene, Washington and Allegheny counties of Pennsylvania. The project will add 150 BBtu per day of transmission capacity and is expected to be completed in the fourth quarter of 2013. A total of $5 million to $10 million is for the Jefferson compressor expansion project, which will add 550 BBtu per day of transmission capacity and is expected to be completed in the third quarter of 2014. The remaining $15 million is for new interconnects and dehydration upgrades.

Ongoing Maintenance

Ongoing maintenance capital expenditures are cash expenditures made to maintain, over the long term, the Partnership’s operating capacity or operating income. Ongoing maintenance capital expenditures are all maintenance capital expenditures other than funded regulatory compliance capital expenditures and reimbursable maintenance capital expenditures. Ongoing maintenance capital expenditures totaled $3.7 million in the third quarter 2013 and $7.8 million year-to-date. The Partnership forecasts ongoing maintenance capital expenditures of $15 million for 2013, as maintenance-related capital expenditures are expected to vary quarter-to-quarter.

Reimbursable Maintenance

Plugging and abandonment and bare steel replacement capital expenditures are referred to as reimbursable maintenance capital expenditures in the reconciliation table in the Non-GAAP Disclosures section below.

Plugging and Abandonment

EQT has agreed, for ten years following the Partnership’s initial public offering (IPO), to reimburse the Partnership for plugging and abandonment expenditures associated with certain identified wells. There were no plugging and abandonment capital expenditures in the third quarter.

Bare Steel Replacement Program

EQT has agreed, for ten years following the IPO, to reimburse the Partnership for bare steel replacement capital expenditures in the event that ongoing maintenance capital expenditures and bare steel capital expenditures exceed $17.2 million in any calendar year. EQT Corporation will reimburse the Partnership for the lesser of (i) the amount of bare steel replacement capital expenditures during such year; and (ii) the amount by which ongoing maintenance capital expenditures and bare steel capital expenditures exceed $17.2 million. Bare steel capital expenditures totaled $1.4 million in the third quarter 2013 and $2.7 million year to date. The Partnership forecasts bare steel capital expenditures of $6 million in 2013.

Funded Regulatory Compliance

Funded regulatory compliance capital expenditures relate to discrete expenditures necessary to comply with certain regulatory and other legal requirements. The Partnership has identified two specific regulatory compliance initiatives, system segmentation and isolation; and valve pit remediation. In order to fund these two initiatives, the Partnership retained $32 million of proceeds from the IPO. Funded regulatory compliance capital expenditures do not impact the calculation of distributable cash flow. Funded regulatory compliance capital expenditures totaled $3.8 million in the third quarter 2013 and $9.9 million year to date. Since the IPO, the Partnership has incurred $16.7 million of funded regulatory compliance capital expenditures and forecasts another $2 million in fourth quarter 2013.

NON-GAAP DISCLOSURES

Adjusted EBITDA and Distributable Cash Flow

As used in this press release, adjusted EBITDA means net income plus net interest expense, depreciation and amortization expense, income tax expense (if applicable), non-cash long-term compensation expense and other non-cash adjustments (if applicable), less other income and the Sunrise lease payments that were made prior to the Sunrise acquisition. As used in this press release, distributable cash flow means adjusted EBITDA less net cash paid for interest, ongoing maintenance capital expenditures and reimbursable maintenance capital expenditures plus reimbursable maintenance capital expenditures expected to be reimbursed by EQT. Distributable cash flow should not be viewed as indicative of the actual amount of cash that the Partnership has available for distributions from operating surplus or that the Partnership plans to distribute. Adjusted EBITDA and distributable cash flow are non-GAAP supplemental financial measures that management and external users of the Partnership’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, use to assess:

  the Partnership’s operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or, in the case of adjusted EBITDA, financing methods;
  the ability of the Partnership’s assets to generate sufficient cash flow to make distributions to the Partnership’s unitholders;
  the Partnership’s ability to incur and service debt and fund capital expenditures; and
  the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

The Partnership believes that adjusted EBITDA and distributable cash flow provide useful information to investors in assessing the Partnership’s financial condition and results of operations. Adjusted EBITDA and distributable cash flow should not be considered as alternatives to net income, operating income, net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted EBITDA and distributable cash flow have important limitations as analytical tools because they exclude some, but not all, items that affect net income and net cash provided by operating activities. Additionally, because adjusted EBITDA and distributable cash flow may be defined differently by other companies in its industry, the Partnership’s definition of adjusted EBITDA and distributable cash flow may not be comparable to similarly titled measures of other companies, thereby diminishing their utility. The table below reconciles adjusted EBITDA and distributable cash flow with net income and net cash provided by operating activities as derived from the statements of consolidated operations and the statements of consolidated cash flows to be included in the Partnership’s quarterly report on Form 10-Q for the quarter ended September 30, 2013.

Reconciliation of Adjusted EBITDA and Distributable Cash Flow
Three Months Ended September 30, 2013
(in thousands $)
Operating revenues:
Transmission and storage	$42,858
Gathering	3,024
Total operating revenues	45,882
Operating expenses:
Operating and maintenance	7,732
Selling, general and administrative	5,279
Depreciation and amortization	5,278
Total operating expenses	18,289
Operating income	27,593
Other income, net	319
Interest expense, net	(196)
Net income	$27,716
Add:
Interest expense, net	196
Depreciation and amortization	5,278
Non-cash long-term compensation expense	210
Less:
Other income, net	(319)
Adjusted EBITDA	$33,081
Less:
Cash interest, net	(224)
Ongoing maintenance capital expenditures	(3,674)
Reimbursable plugging & abandonment maintenance capital expenditures	-
Reimbursable bare steel replacement maintenance capital expenditures	(1,390)
Add:
Reimbursement of plugging & abandonment maintenance capital expenditures	-
Reimbursement of bare steel replacement maintenance capital expenditures	1,390
Distributable cash flow	$29,183
Distributions declared (a):
Limited Partner	$20,557
General Partner	$625
Total	$21,182
Coverage ratio	1.38x
(a) Reflects quarterly cash distribution of $0.43 per limited partner unit for the third quarter.

Three Months Ended September 30, 2013
(in thousands $)

Net cash provided by operating activities	$35,468
Add:
Interest expense, net	196
Other, including changes in working capital	(2,583)
Adjusted EBITDA	$33,081

Q3 2013 Webcast Information

EQT Midstream Partners will host a live webcast with security analysts today, beginning at 11:30 a.m. Eastern Time. The topics of the webcast will be financial results, operating results and other matters with respect to third quarter of 2013. The webcast will be available at www.eqtmidstreampartners.com; and a replay will be available for seven days following the call.

EQT Corporation (EQT), which is the Partnership's general partner and owner of a 44.6% equity interest in the Partnership, will also host a teleconference with security analysts today, beginning at 10:30 a.m. Eastern Time. The Partnership's unitholders are encouraged to listen to the EQT teleconference, which is expected to cover topics that are relevant to the Partnership, such as EQT's financial and operational results and potential asset dropdown transactions involving the Partnership. This teleconference may also include third quarter 2013 results and other matters with respect to the Partnership. The webcast can be accessed via www.eqt.com and will be available as a replay for seven days following the call.

The Partnership intends to provide on its website (www.eqtmidstreampartners.com) a recast of historical quarterly financials which reflects the Sunrise acquisition.

About EQT Midstream Partners:

EQT Midstream Partners, LP is a growth-oriented limited partnership formed by EQT Corporation to own, operate, acquire and develop midstream assets in the Appalachian basin. The Partnership provides midstream services to EQT Corporation and third-party companies through two primary assets: the Equitrans Transmission and Storage System and the Equitrans Gathering System. The Partnership has a 700-mile FERC-regulated interstate pipeline system and more than 2,000 miles of FERC-regulated, low-pressure gathering lines.

Visit EQT Midstream Partners, LP at www.eqtmidstreampartners.com

Cautionary Statements

The Partnership is unable to provide a reconciliation of its projected adjusted EBITDA and projected distributable cash flow to projected net income or projected net cash provided by operating activities, the most comparable financial measures calculated in accordance with generally accepted accounting principles, because of uncertainties associated with projecting future net income and changes in assets and liabilities.

Disclosures in this press release contain certain forward-looking statements. Statements that do not relate strictly to historical or current facts are forward-looking. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and growth and anticipated financial and operational performance of the Partnership and its subsidiaries, including guidance regarding the Partnership’s transmission and storage and gathering revenue growth and volume growth; revenue projections; infrastructure programs (including the timing, cost, capacity and sources of funding with respect to such programs); natural gas production growth in the Partnership’s operating areas for EQT Corporation (EQT) and third parties; asset acquisitions, including the Partnership’s ability to complete any asset purchases from EQT or third parties and anticipated synergies associated with any acquisition; internal rate of return (IRR); compound annual growth rate (CAGR), capital commitments, projected capital and operating expenditures, including the amount and timing of capital expenditures reimbursable by EQT, capital budget and sources of funds for capital expenditures; liquidity and financing requirements, including funding sources and availability; distribution rate and growth; projected adjusted EBITDA, and projected distributable cash flow; the effects of government regulation, litigation, and tax position. These forward looking statements involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The Partnership has based these forward-looking statements on current expectations and assumptions about future events. While the Partnership considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, most of which are difficult to predict and many of which are beyond the Partnership’s control. The risks and uncertainties that may affect the operations, performance and results of the Partnership’s business and forward-looking statements include, but are not limited to, those set forth under Item 1A, “Risk Factors” of the Partnership’s Form 10-K for the year ended December 31, 2012, as updated by any subsequent Form 10-Q’s. Any forward-looking statement speaks only as of the date on which such statement is made and the Partnership does not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

Information in this press release regarding EQT Corporation and its subsidiaries, other than the Partnership, is derived from publicly available information published by EQT.

This release serves as qualified notice to nominees under Treasury Regulation Sections 1.1446-4(b)(4) and (d). Please note that 100% of the Partnership’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, all of the Partnership’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate for individuals or corporations, as applicable. Nominees, and not the Partnership, are treated as the withholding agents responsible for withholding on the distributions received by them on behalf of foreign investors.

EQT Midstream Partners, LP

Statements of Operations (unaudited)

	Three Months Ended September 30,
(Thousands, except per unit amounts)	2013	2012
Revenues:
Operating revenues – affiliate	$35,783	$26,653
Operating revenues – third party	10,099	7,799
Total operating revenues	45,882	34,452

Operating expenses:
Operating and maintenance	7,732	8,109
Selling, general and administrative	5,279	5,224
Depreciation and amortization	5,278	4,645
Total operating expenses	18,289	17,978
Operating income	27,593	16,474
Other income, net	319	1,142
Interest (expense) income, net	(196)	68
Income before income taxes	27,716	17,684
Income tax expense	—	(1,726)
Net income	$27,716	$15,958
Calculation of limited partner interest in net income:
Net income	$27,716	$15,958
Less:
Pre-acquisition net income allocated to parent	-	(1,868)
General partner interest in net income	(755)	(312)
Limited partner interest in net income	$26,961	$13,778

Net income per limited partner unit - basic	$0.61	$0.40
Net income per limited partner unit - diluted	$0.60	$0.40

Weighted average limited partner units outstanding – basic	44,526	34,679
Weighted average limited partner units outstanding – diluted	44,639	34,684

EQT Midstream Partners, LP

Operating Results

	Three Months Ended September 30,
	2013	2012
OPERATING DATA (in BBtu per day):
Transmission pipeline throughput	1,210	649
CAPITAL EXPENDITURES (in thousands):
Expansion capital expenditures	$20,693	$31,033
Maintenance capital expenditures:
Ongoing maintenance	3,674	5,337
Funded regulatory compliance	3,783	3,036
Reimbursable P&A maintenance	-	116
Reimbursable bare steel maintenance	1,390	1,746
Total maintenance capital expenditures	8,847	10,235
Total capital expenditures	$29,540	$41,268

CONTACT:
EQT Midstream Partners
Analyst inquiries please contact:
Nate Tetlow – Investor Relations Manager, 412-553-5834
ntetlow@eqtmidstreampartners.com
or
Patrick Kane – Chief Investor Relations Officer, 412-553-7833
pkane@eqtmidstreampartners.com
or
Media inquiries please contact:
Natalie Cox – Corporate Director, Communications, 412-395-3941
ncox@eqtmidstreampartners.com